“Hello. This is Maureen Conley, Vice President of Shareholder Services for Pax World funds.

I am calling you because you are a shareholder of the Pax World Balanced Fund.

Recently, you were sent a proxy statement concerning a proposal for the Pax World Balanced Fund. The purpose of my call today is to encourage you to vote. Your vote is very important to us.

Shareholders may vote in one of four ways: by mail, by telephone, by website or by attending a shareholder meeting on Thursday, February 23, 2006. Please refer to your proxy statement for more detailed voting instructions including the control number you will need to vote, the phone number to vote, the web address for voting and where to call if you have additional questions.  You may also vote by mailing the card enclosed in the proxy statement.

If you have questions or are unable to find your proxy statement and would like to receive a new copy, please call the Pax World funds’ Proxy Client Service Center at 1-877-333-2192.

Thank you for investing with Pax World funds.

Goodbye.”